2.1

                        ARTICLES OF INCORPORATION

                              [STATE OF CALIFORNIA
                       OFFICE OF THE SECRETARY OF STATE LOGO]



                              CORPORATION DIVISION

        I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:


        That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                IN WITNESS WHEREOF, I execute this certificate
                                      and affix the Great Seal of the State
                                      of California this

                                                FEB. 16, 1994
                                             -------------------


                                             /s/ March Fong Eu
                                                 ----------------------
                                                 Secretary of State


  [THE GREAT SEAL OF THE STATE OF CALIFORNIA]

                           ARTICLES OF INCORPORATION
                                       OF
                              GREG PLUNKETT, INC.

                                       I

        The name of this Corporation is Greg Plunkett, Inc.

                                       II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

        The name and address in the State of California of this corporation's initial agent for service of process is: Steven Kay, 100 The Embarcadero, Penthouse, San Francisco, California 94105.

                                      IV

        This Corporation is authorized to issue only one class of shares of stock, and the total number of shares which this Corporation is authorized to issue is Seventy Five Thousand (75,000).


                                      V

        The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

                                       VI

        Any director, officer, employee or other agent of this Corporation or other person serving at the request of this Corporation, shall be indemnified for breach of duty to the Corporation and its stockholders to the fullest extent permitted under California law.

Dated: 2/14/97                                  /s/ STEVEN KAY
                                                   ---------------
                                                    Steven Kay